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Exhibit (12)(A) to the Sierra Pacific Power Company 1999 Form 10-K

                         SIERRA PACIFIC POWER COMPANY
                   CALCULATION OF PRE-TAX INTEREST COVERAGES

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
                                                                 1999              1998              1997
                                                            --------------    --------------    --------------
Total Income Before
     Interest Charges                                             $127,467          $130,326          $126,705

Add:        Income Taxes:
                Included in operating expense                       36,042            43,550            40,387
                Included in other income - net                        (381)             (192)           (1,511)
            Allowance for Borrowed Funds
                Used During Construction                               308             6,414             4,785
                                                            --------------    --------------    --------------

                           Total Numerator                        $163,436          $180,098          $170,366
                                                            ==============    ==============    ==============


Interest Charges:
     Long-Term Debt                                               $ 40,263          $ 38,890          $ 39,609
     Other                                                          11,615             7,659             4,583
                                                            --------------    --------------    --------------

                           Total Denominator                      $ 51,878          $ 46,549          $ 44,192
                                                            ==============    ==============    ==============



Pre-Tax Interest Coverage                                             3.15              3.87              3.86
                                                            ==============    ==============    ==============
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